UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2011 annual meeting of Mine Safety Appliances Company shareholders was held on May 11, 2011. The following matters were acted upon:

1. Election of Directors

Diane M. Pearse, L. Edward Shaw, Jr. and William M. Lambert were elected to serve until the Annual Meeting in 2014, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Diane M. Pearse	30,828,987	1,275,517	4,098,018
L. Edward Shaw, Jr.	31,491,067	613,437	4,098,018
William M. Lambert	31,665,987	438,517	4,098,018

Continuing as directors, with terms expiring in 2012, are Thomas B. Hotopp, John T. Ryan III and Thomas H. Witmer. Continuing as directors, with terms expiring in 2013, are Robert A. Bruggeworth, James A. Cederna and John C. Unkovic.

2. Approval of the Adoption of the Company’s Amended and Restated 2008 Management Equity Incentive Plan

An amendment and restatement of the Company’s 2008 Management Equity Incentive Plan was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,812,012	3,669,684	622,808	4,098,018

3. Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP was selected as the independent registered public accounting firm for the year ending December 31, 2011, by the following votes:

Votes For	Votes Against	Abstentions
35,987,616	203,874	11,032

4. Advisory (non-binding) Vote on the Executive Compensation of Named Executive Officers

The executive compensation of the Company’s named executive officers was approved on an advisory (non-binding) basis, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,867,811	594,000	642,693	4,098,018

5. Advisory (non-binding) Vote on the Frequency of the Shareholder Vote on Executive Compensation of Named Executive Officers

An annual frequency for the shareholder vote on executive compensation of the Company’s named executive officers was approved on an advisory (non-binding) basis, by the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
26,432,802	1,631,229	3,255,048	785,425	4,098,018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: May 12, 2011